Exhibit 99

News Release

Media Contacts: Tony Plohoros (908) 423-3644	Investor Contact: Michael Rabinowitz (908) 423-5185

Merck Corrects Fourth-Quarter Product Gross Margin Guidance

WHITEHOUSE STATION, N.J., Oct. 22, 2004 – Merck & Co., Inc. is correcting one element of its 2004 fourth-quarter financial guidance, which was first issued on Oct. 21. The company estimates that product gross margin (PGM) will be approximately 76.5% to 77.5% for the fourth quarter. Previously, Merck estimated PGM of approximately 74.5% to 75.5% for the quarter. The full-year PGM guidance of 78% to 79% remains unchanged. This guidance excludes adjustments related to the withdrawal of VIOXX. All other elements of Merck’s fourth-quarter and full-year 2004 guidance remain unchanged.

About Merck

Merck & Co., Inc. is a global research-driven pharmaceutical company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the cautionary statements in Item 1 of Merck’s Form 10-K for the year ended Dec. 31, 2003, and in its periodic reports on Form 10-Q and Form 8-K (if any) which the company incorporates by reference.

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